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                                                                     EXHIBIT 5.1


                                October 2, 1996


PeopleSoft, Inc.
4440 Rosewood Drive
Pleasanton, California 94588

         RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-4, Commission File Number 333-12815, filed by you with the Securities and Exchange Commission (the "Commission") on September 27, 1996, as amended by Amendment No. 1 thereto filed with the Commission on October 2, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,710,380 shares of your Common Stock (the "Shares"). As your counsel in connection with the transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI

                                       Professional Corporation

                                       /s/WILSON SONSINI GOODRICH & ROSATI
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